Exhibit 99.2

AYRO, Inc. Announces Name Change to StableX Technologies, Inc. Reflecting New Focus on Investment Tied to the Growth of the Stablecoin Industry

Company to change its ticker to “SBLX,” which will begin trading on Nasdaq at the open of the market on August 25, 2025

NEW YORK, NY (August 22, 2025) – StableX Technologies, Inc., formally AYRO, Inc. (Nasdaq:AYRO) (“StableX” or the “Company”), today announced that it changed its corporate name from AYRO, Inc. to StableX Technologies, Inc., effective today, to better reflect its strategic transformation and new primary focus on investing in foundational tokens that power the rapidly growing stablecoin industry. The Company’s ticker for its common stock will also change to “SBLX,” which will begin trading under the new symbol on Nasdaq beginning with the market open on August 25, 2025.

“Our evolution into StableX Technologies embodies our commitment to building a diversified portfolio of stablecoin-related assets and platforms, alongside our Digital Treasury Asset Manager, James Altucher. We believe this positions StableX as a key player in one of the fastest-growing segments of the digital asset market,” said Josh Silverman, StableX’s Executive Chairman. “This is the culmination of our broader strategic realignment initiated earlier this year, which includes the evaluation and acquisition of targeted stablecoin investments and infrastructure. The Company expects its new brand identity to strengthen its market presence, enhance investor awareness, and underscore its long-term growth strategy. We expect to announce our first investment in the near term.”

About StableX Technologies, Inc.

StableX Technologies, Inc. (formerly AYRO, Inc.) is a publicly traded company focused on the acquisition and development of stablecoin assets, infrastructure and related technologies. The Company aims to deliver sustainable long-term returns by capitalizing on the expanding role of stablecoins in global commerce and finance. For more information, please visit the Company’s website at www.stablextechnologies.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “intend,” “expect,” “may,” “plan,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management and include, but are not limited to, the success of the Company’s strategic review, the success of any new ventures it may pursue, including its digital asset strategy and the acquisition, development and integration of stablecoin assets, infrastructure and related technologies, and the Company’s ability to realize returns by capitalizing on the expanding role of stablecoins in global commerce and finance. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: changes in digital asset regulations, market demand and adoption of stablecoins and related infrastructure; technological developments in the digital asset space; the Company’s ability to determine new investment opportunities and its success in creating stockholder value; the Company’s ability to execute its new business strategy with respect to digital assets; the Company’s ability to maintain compliance with the Nasdaq Stock Market’s listing standards; the Company has a history of losses and has never been profitable, and the Company expects to incur additional losses in the future and may never be profitable; the Company faces risks associated with litigation and claims; the Company’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; the markets in which the Company operates are highly competitive, and the Company may not be successful in competing in these industries; the Company may be required to raise additional capital to fund its operations and any new endeavors, and such capital raising may be costly or difficult to obtain and could dilute the Company’s stockholders’ ownership interests, and the Company’s long term capital requirements are subject to numerous risks.. A discussion of these and other factors with respect to the Company is set forth in our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q. Forward-looking statements speak only as of the date they are made, and the Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries:

CORE IR

investors@ayro.com

516-222-2560